UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2022

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E., Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed to provide additional information with respect to the evaluation of a potential material impairment initially disclosed under Item 2.06 on the Form 8-K filed by the registrant on November 4, 2022.

ITEM 2.06	MATERIAL IMPAIRMENTS.

RGC Midstream, LLC (“Midstream”), a wholly owned subsidiary of RGC Resources, Inc. (“Resources”), is an equity method investor in Mountain Valley Pipeline, LLC (“LLC”), a joint venture established for the construction and operation of the Mountain Valley Pipeline (“MVP”) and MVP Southgate.

As disclosed in Item 2.06 on the Form 8-K dated November 4, 2022, due to increasing uncertainty concerning the ultimate completion of the MVP, as indicated by the recent decision by the LLC’s managing partner to record a further impairment of its investment in the joint venture, Midstream assessed the value of its equity investment in the LLC to determine whether the fair value of its investment in the LLC had declined below its carrying value on an other-than-temporary basis as of September 30, 2022.  On November 14, 2022, Midstream concluded an impairment charge is required.

Midstream has recorded a pre-tax loss of approximately $15.3 million (or $11.3 million, after tax) that reduced the carrying value of its investment in the LLC from $29.0 million to $13.8 million.  This impairment, based on an updated fair value analysis required for accounting purposes, will be reflected in the Resources’ fourth fiscal quarter results of operations as well as its September 30, 2022 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: November 14, 2022	By: /s/ Jason A. Field
Jason A. Field
Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)